LOAN AGREEMENT

This Loan Agreement (the "Agreement") is entered into as of the 1st day of April 2006, by YTXP Corporation (the "Company"). Michael C. Shores (herein, whether one or more, referred to as "Guarantors") and **FIRST BANK OF CANYON CREEK**, an affiliate of FIRST NATIONAL BANK OF CROCKETT (the "Bank"). In consideration of the Bank's making the following described loan, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the Company, the Guarantors, and the Bank agree as follows:

1. **The $500,000 Line of Credit**. The Bank agrees to loan the Company, at any time, and from time to time prior to the maturity of the Company's promissory note executed in conjunction with this agreement such amounts as the Company may request up to but not exceeding, aggregate principal sum at any time outstanding equal to $500,000.00 (the "Line of Credit"). Within such limits and during such period, the Company may borrow, repay, and re-borrow hereunder. The Line of Credit shall be evidenced by the Company's promissory note (the "Revolving Note"), substantially in form and substance satisfactory to the Bank, payable to the order of the Bank, and bearing interest prior to maturity or default at a variable rate per annum at all times equal to the sum of the prime commercial rate (the "Prime Rate") quoted by the Wall Street Journal plus 2.0% per annum (but in no event to exceed the maximum non usurious interest rate permitted by law nor be below a floor rate of 9.75%), which variable rate shall change as and when such Prime Rate shall change, effective at the end of the day in which any change in the Prime Rate is effected by the Bank. All interest hereunder shall be computed on the basis of a year of 360 days. Any and all renewals, extensions, modifications, and rearrangements of the referenced line, if any, shall be deemed to be made pursuant to this agreement, and accordingly, shall be subject to the terms and provisions hereof, and the Company will be deemed to have ratified as of the date of such renewal or rearrangement, all of the representations, covenants, and agreements herein set forth. The principal and interest of the Revolving Note shall be due and payable as set forth on the face of the Revolving Note. Notation by the Bank on its records shall constitute prima facie evidence of the amount and date of any payment or borrowing thereunder.

   Advances under the Line of Credit may be made by written request signed by an authorized officer of the company, such officer being Michael C. Shores, President. Each advance will be deposited to the company's operating account at this Bank. All advance requests shall be accompanied by a Borrowing Base Certificate, such Certificate will be furnished by the Bank, and an Aged Accounts Receivable Report as of the date of the request.

2. **<u>Representations and Warranties.</u>** Until payment and performance in full of the Notes, unless the Company receives prior written approval of a deviation thereof from the Bank, the Company represents, warrants and covenants that:

   (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. The execution and performance of the documents evidencing and securing the borrowings hereunder (hereinafter collectively referred to as the "Loan Documents") have been authorized by proper corporate proceedings and will not contravene or constitute a default under any applicable law, judgement, order or documents binding upon the Company.

(b) The Company has good and indefeasible title to all of its assets and properties, free and clear of all other liens and encumbrances, except otherwise permitted under this Agreement.

3. **Collateral.** The loans evidenced by the Notes shall be secured by the following:

(a) All accounts now owned or existing as well as any and all that may hereafter arise or be acquired by the Company, and all proceeds and products thereof, including without limitation, all notes, drafts, acceptances, instruments, general intangibles (including tax refunds) and chattel paper arising therefrom, and all returned or repossessed goods arising from or relating to any such accounts or other proceeds of any sale or other disposition of inventory. All interests of the Company in any goods, the sale or lease of which shall have given rise to any of the foregoing.

(b) Assignment of a life insurance policy for an amount of not less than $750,000 insuring the life of Michael C. Shores and indicating the Bank as Beneficiary.

(c) All other Business Assets of the Company.

(d) The continuing guaranty of Michael C. Shores, such guaranty to be evidenced by a continuing guaranty agreement substantially in form and substance satisfactory to the Bank.

4. **Execution of Loan Documents.** Company shall execute and deliver to Bank the following described documents:

(a) In connection with advances under the Notes, the Company shall execute and deliver to the Bank the following documents and instruments, provided the Bank shall have no obligation to make any advance under the Notes to the Company until each of said documents and instruments are fully executed by the Company and delivered to the Bank:

(i) This agreement,

(ii) The Notes; and

(iii) Security agreements, financing statements, guaranty agreements, and all other documents or instruments described or contemplated herein or otherwise required by the Bank to secure the payment of the Note and the performance by the Company of its obligations hereunder and thereunder (the "Security Instruments").

(iv) Lock Box agreement for the collection of the Company's accounts receivable.

5. **Loan Formula.** The aggregate principal amount at any time remaining unpaid on the Note (herein referred to as the "Outstanding Credit") shall not be in excess of the Loan Formula. Loan Formula is defined as the value of Eligible Accounts Receivable multiplied times 70%.

(a) Eligible Accounts Receivable includes:

(i) Invoices that are aged less than 90 days from their invoice date;

(b) Eligible Accounts Receivable excludes:

(i) Invoices that are aged over 90 days from their invoice date.

6. **Affirmative Covenants.** So long as the Company has any indebtedness with Bank, it will:

(a) Furnish to the Bank, within 120 days after the end of the fiscal year, a copy of its full-scope, unqualified audited financial statements.

(b) Furnish to the Bank, within 30 days after the end of the calendar quarter, a copy of the Company's quarter-end CPA-compiled Financial Statements, prepared in accordance with GAAP, *certified by an officer of the Company.* The compiled statements are to include a balance sheet comprised of a statement of assets, liabilities, and stockholders' equity; income statement comprised of a statement of revenues, expenses, retained earnings, and accompanying schedules of cost of goods sold, operating expenses, other income showing both the quarter and year to date performance.

(c) Furnish to the Bank a listing and aging of accounts receivable and accounts payable, together with a Loan Formula Certificate for each advance request, but in no event no less than monthly. A Loan Formula Certificate will be submitted to facilitate the Bank in monitoring compliance of borrowings as set forth in the Loan Formula.

(d) Maintain a Debt-to-Net Worth Ratio of not greater than 2:1. This ratio is calculated by dividing Total Liabilities by Net Worth (total stockholders' equity). Net worth is to include the subordinated stockholder debt in the form of debt owed to Cornell Capital Partners and likewise, this subordinated debt is to be excluded from total liabilities.

(e) Maintain a Current Ratio of not less than 1.1:1. This ratio is to be calculated by dividing Total Current Assets by Total Current Liabilities. Current liabilities should include a reasonable estimate for Current Maturities of Long Term Debt.

(f) Effective for the reporting period of June 30, 2006 and each reporting period thereafter, Maintain a Debt Coverage Ratio of not less than 1.25:1. This ratio is to be calculated by dividing Earnings before Interest Depreciation and Taxes by all principal and interest payments for the period.

(g) Pay and discharge all taxes, assessments and governmental charges imposed upon the Company or its property prior to the date on which penalties or liens attach thereto.

(h) Promptly give notice to the Bank of all litigation and all proceedings before governmental or regulatory agencies affecting the Company except litigation or proceedings not materially affecting the financial condition of the Company.

(i) From time to time, upon request by the Bank, execute and deliver to the Bank any instrument, document, assignment or other writing which may be necessary or advisable in the Bank's opinion to carry out the terms of the Agreement and to perfect the Bank's security interest in and facilitate the collection of any collateral securing the advances.

(j) Maintain insurance with responsible companies in the amount of types presently carried by the Company.

(k) Continue to be a corporation duly incorporated and existing in good standing under the law of the jurisdiction under which it is incorporated and continue to be duly licensed or qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased by it or the nature of the business transacted by it makes licensing or qualification necessary by a foreign corporation.

(l) Make available to the Bank's officers the books and records of the Company, including, but not limited to, the subsidiary journals, accounts receivable files, general ledger, and correspondence files. The Bank has the right to examine its collateral at any reasonable time without prior notice. The Bank has the right to hire an outside firm to audit its collateral at the cost of the Borrower at any time(s) chosen by the bank.

(m) Maintain life insurance on Michael C. Shores in the amount of $750,000.00 assigned to the Bank.

(n) Pay reasonable expenses, including reasonable legal expenses and attorney's fees, of the Bank which have been or may be incurred by the Bank in connection with the preparation of this Agreement and the lending and incurring of obligations or liabilities hereunder and under any document executed to secure the payment of any note authorized hereunder, or the guaranty thereof and for the recording and filing and re-recording and refiling of any such document.

(o) Give notice to the Bank in writing of the occurrence of any Default, any change in the name of the Company, any change in name, identity or Company structure, and any uninsured or partially uninsured loss through fire, theft, and liability or property damage.

8. **Negative Covenants.** The Company covenants and agrees that without written consent of the Bank it shall not:

(a) Form any new subsidiary or merge or invest in or consolidate with any corporation or other entity, or sell, lease, assign, transfer, or otherwise dispose of (whether in one transaction or as a series of related transactions) all or substantially all of its assets, whether now owned or hereafter acquired; or acquire by purchase or otherwise, all or substantially all of the assets of any corporation or other entity.

(b) Change the nature of business conducted by the Company or engage in a kind of business different from that which the Company presently conducts.

(c) Make any loans to officers of the Company.

(d) Make any change in the management and/or control of the Company, which the Bank, in its sole discretion, deems significant.

9. **Default.** The Company shall be in default hereunder if any one of the following events of default shall occur and be continuing, namely:

(a) Default by the Company or Guarantors in the payment of any sums owing to the Bank or others (hereinafter referred to as the "Indebtedness") or if the holder of any such

indebtedness declares or may declare such Indebtedness due prior to the stated maturity because of default thereunder; or

(b) Any representation, statement, warranty, projection, or certificate made by the Company or any of the Guarantors in the Loan Documents, or hereafter furnished to the Bank in connection with any loan or loans hereunder, shall prove to have been incorrect in any material respect at the time of making or issuance thereof; or

(c) Default by the Company, any of the Guarantors, or any other party to the Loan Documents in the performance of any of the covenants or agreements set forth in the Loan Documents or in any other agreement or instrument executed pursuant hereto provided, however, that the provisions of this Agreement shall control in the event that any of such provisions are in conflict with the provisions of any other agreement, mortgage, indenture or instrument executed pursuant hereto and all of such provisions in such other instruments shall be deemed to be cumulative of the provisions hereof to the extent such provisions are not inconsistent herewith; or

(d) The Company or any of the Guarantors shall apply for or consent to, or acquiesce in the appointment of a receiver, trustee, or liquidator of itself or himself or of its or his property, or admit in writing its or his inability to pay its or his debts as they mature, or make a general assignment for the benefit of creditors or an Order of Relief be entered with respect to the Company or any of the Guarantors by any court having competent jurisdiction in the premises, or file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, composition, readjustment or arrangement, or similar relief with creditors, under any present or future statute, law or regulation, or otherwise, or take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it or him in bankruptcy, reorganization, or insolvency proceedings, or corporate action shall be taken by it or him for the purpose of affecting any of the foregoing, or it or he shall have a receiver or trustee or assignee in bankruptcy or insolvency appointed for it or him, or its or his property, without its application or consent; or

(e) The Bank determines in the exercise of its judgment that the Company's financial condition has deteriorated, the prospect of repayment of the Indebtedness is impaired or that the value of the Collateral has lessened materially.

Thereupon in any such case, the obligation of the Bank to extend credit hereunder to or for the account of the Company pursuant hereto shall immediately terminate, and the Bank shall be entitled to each and every remedy and to take each and every action permitted by the Loan Documents.

10. **Waiver.** No failure to exercise and no delay in exercising on the part of the Bank of any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in any other agreement.

11. **Survival of Agreements.** All agreements, representations and warranties herein made, shall survive the execution and delivery of the notes and the Security Instruments and the making and renewal thereof.

12. **Amendment.** This Agreement may not be amended except in writing signed by the Company, the Guarantors and the Bank.

13. **Successors.** This Agreement shall be binding upon and inure to the benefit of the Company, the Guarantors, the Bank and the successors and assigns of each party hereto.

14. **Severability.** In the case any one or more of the provisions contained in the Loan Documents should be invalid, illegal, or unenforceable, in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected thereby.

15. **Lawsuits.** The Company certifies that there are no outstanding lawsuits in which it is named.

Executed as of the day and year first above written.

FIRST BANK OF CANYON CREEK

By: DON R REAVIS
Its: PRES

YTXP Corporation

By: Michael C. Shores
Its: President

GUARANTOR:

Michael C. Shores